(d)(11)(i)

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

DIRECTED SERVICES LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Series	Effective Date	Annual Sub-Advisory Fee (as a percentage of average daily Assets allocated to the Sub-Adviser)
Voya Global Bond Portfolio	May 7, 2013	0.22500% on the first $4 billion in assets; 0.21375% on the next $1 billion in assets; 0.20250% on the next $1 billion in assets; 0.19350% on assets thereafter.
Voya Index Solution 2025 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%
Voya Index Solution 2035 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%
Voya Index Solution 2045 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on November 19, 2014.

Series	Effective Date	Annual Sub-Advisory Fee (as a percentage of average daily Assets allocated to the Sub-Adviser)
Voya Index Solution 2055 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%
Voya Index Solution Income Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%
Voya Solution 2025 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%
Voya Solution 2035 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%
Voya Solution 2045 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%
Voya Solution 2055 Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)  “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on November 19, 2014.

Series	Effective Date	Annual Sub-Advisory Fee (as a percentage of average daily Assets allocated to the Sub-Adviser)
Voya Solution Aggressive Portfolio	May 7, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%
Voya Solution Balanced Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%
Voya Solution Conservative Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%
Voya Solution Income Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%
Voya Solution Moderately Aggressive Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%
Voya Solution Moderately Conservative Portfolio	May 31, 2013	Direct Investments(1) 0.13500% Underlying Funds(2) 0.04500%

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on November 19, 2014.